UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2015

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-55219	35-2302128
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

5320 South 900 East, Suite 260

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-428-9703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 19, 2015 (the “Effective Date”), Inception Mining Inc. (the “Company”) entered into a Letter of Intent to enter into a Joint Venture Agreement with Intermont Resources LLC (“Intermont”), a mining exploration company that has been conducting greenfields mineral exploration in Nevada since 2010, concentrating on pediment targets. According to the terms of the Letter of Intent, the parties have proposed a joint venture related to twelve mineral properties in Nevada. For ninety days following the execution of the Letter of Intent (unless terminated before then), while due diligence is completed and while definitive documents are drafted and negotiated, the parties have agreed to exclusively work together regarding the mineral properties.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Letter of Intent dated February 19, 2015 between Inception Mining Inc. and Intermont Resources LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: February 24, 2015	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer